Exhibit 99.1

For Immediate Release

Vivos Therapeutics Reports First Quarter 2021
Financial Results and Operational Update

Management to Host Conference Call Today at 5:00 pm ET

HIGHLANDS RANCH, Colo., May 17, 2021 – Vivos Therapeutics, Inc. (the “Company” or “Vivos”) (NASDAQ:VVOS), a medical technology company focused on developing and commercializing innovative diagnostic and treatment modalities for patients suffering from sleep-disordered breathing, including mild-to-moderate obstructive sleep apnea (OSA), today reported financial results and operating highlights for the first quarter ended March 31, 2021.

Financial and Operating Highlights:

●	Revenue was $3.4 million for the first quarter of 2021, an 8% increase compared to $3.2 million for the first quarter of 2020;
●	Gross profit was $2.7 million for the first quarter of 2021, an 11% increase compared to gross profit of $2.4 million for the first quarter of 2020;
●	Gross margin increased to 78% for the first quarter of 2021, compared to 76% for the first quarter of 2020;
●	General and administrative expenses were $5.1 million for the first quarter of 2021, compared to $4.2 million for the first quarter of 2020;
●	Net loss was $3.4 million for the first quarter of 2021, compared to $2.6 million for the first quarter of 2020;
●	Cash and cash equivalents were $14.1 million at March 31, 2021, and cash was increased as a result of an underwritten follow-on offering in May 2021 that generated gross proceeds of $27.6 million;
●	During the first quarter of 2021, Vivos surpassed 17,000 total patients treated with the Vivos System;
●	In January 2021, the Company announced the commercial launch of AireO[2], a new patient and sleep practice management software platform;
●	In February 2021, the Company submitted FDA 510(k) application for the Vivos mmRNA oral appliance® with indications to treat mild-to-moderate OSA;
●	Also in February 2021, the Company launched VivoScore™, powered by SleepImage®, a comprehensive home sleep test (HST) product and service;
●	In March 2021, the Company opened the first Pneusomnia Center, a clinician-owned, integrated medical-dental sleep center managed by the Company and featuring the Vivos System;
●	Also in March, the Company announced the launch of a new service called MyoCorrect, where trained therapists will provide dentists enrolled in the Vivos Integrated Practice (VIP) program with access to orofacial myofunctional therapy (OMT) via telemedicine technology; and
●	Subsequent to quarter end, in April 2021, the Company appointed Mimi Guarneri, MD, FACC as an independent consultant serving in the role of Medical Director of Clinical Education. The Company also retained the services of Amy Osmond Cook, PhD and her team at Osmond Marketing to lead marketing and sales efforts going forward.

“During the first quarter, we began to deploy the capital from our December 2020 initial public offering to expand our sales and marketing initiatives and further introduce the benefits of the Vivos System treatment to members of the medical and dental communities. This includes the opening of our first Pneusomnia Center clinic in Del Mar, California, and the finalization of our licensing, marketing, and distribution agreement with SleepImage for our VivoScore diagnostic product for home sleep apnea testing in children and adults,” said Kirk Huntsman, Vivos Chairman and CEO.

Huntsman continued, “In line with our internal forecasts and our analysts’ estimates, our revenue recognition policies, the gradual post-pandemic re-opening of our economy, and the timing of our sales cycle, we did not expect to realize the full impact of our capital deployment and accelerated growth actions in the first quarter. However, as we moved through the first quarter, we were pleased by the strong and growing interest in our products and services throughout the dental community, which we anticipate has increased our VIP sales funnel. This momentum has continued throughout May to date, as many dentists reopen their offices, more Americans get vaccinated, and we all move forward from the disruptions of the COVID 19 pandemic. The second quarter has been off to a strong start with enrollments by new VIP dentists along with increased levels of daily Vivos System appliance sales. Demand for our new VivoScore diagnostic product and MyoCorrect therapy service, which will be further rolled out during the second quarter, have also exceeded our expectations, although any material impact on our overall revenue from those two products is not expected to be realized until the second half of 2021. As we continue to execute on our strategic plans, and with our balance sheet strengthened by our recent follow-on public offering, we believe we are well-positioned to continue our growth throughout 2021 and beyond.”

Further information on Vivos’ financial results is included on the attached condensed consolidated balance sheets and statements of operations, and additional explanations of Vivos’ financial performance are provided in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2021, which will be filed with the Securities and Exchange Commission (“SEC”). The full 10-Q report will be available on the SEC Filings section of the Investor Relations section of Vivos’ website at https://vivoslife.com/investor-relations/.

Business Updates

In early 2020, Vivos officially launched its Medical Integration Division to foster an environment where more medical doctors could work directly with Vivos-trained dentists for treating sleep disorders in patients. In March 2021, Vivos (through its Medical Integration Division) opened the first Pneusomnia (pronounced “new somnia”) center, a clinician-owned, integrated medical-dental sleep center managed by Vivos and featuring the Vivos System. This first Pneusomnia center is located in Del Mar, Calif., and is owned and operated by a diverse group of local physicians led by Dr. Mimi Guarneri, cardiologist, founder and president of The Academy of Integrative Health and Medicine and an award-winning physician and researcher. In April, a second Pneusomnia center was opened in Modesto, California with a different set of physician-owners and a VIP dentist. The Company currently has active Pneusomnia center projects under development in Nevada, Colorado, California, and New Jersey.

Also in March, Vivos announced the launch of a new therapeutic service called MyoCorrect, where trained therapists will provide VIP dentists and their patients with access to OMT via telemedicine technology as a component to OSA treatment using the Vivos System. Vivos expects to see additional revenue from its new MyoCorrect service in the form of increased Vivos System case starts and direct therapeutic fees charged for the service. Vivos believes the MyoCorrect service will become an important value-added component as it is more fully integrated into the Vivos System across the VIP network. Vivos further believes that offering a scalable and cost-effective OMT service via telemedicine creates the potential to improve patient compliance, shorten overall treatment times, and further improve clinical outcomes, thus providing Vivos with a further competitive advantage in the marketplace.

In April 2021, Vivos appointed Mimi Guarneri, MD, FACC as an independent consultant serving in the role of Medical Director of Clinical Education. Dr. Guarneri is widely acclaimed as a leading Integrative Cardiologist in America. She is Board-certified in Cardiovascular Disease, Internal Medicine, Nuclear Cardiology, and Integrative Holistic Medicine. Dr. Guarneri is a Founder and President of The Academy of Integrative Health and Medicine. She serves on the Founding Board of the American Board Physician Specialties in Integrative Medicine and is a Clinical Associate Professor at the University of California, San Diego. An award-winning physician and researcher, she has been recognized for her national leadership in Integrative Medicine by the Bravewell Collaborative, and she served as chair of the Bravewell Clinical Network for Integrative Medicine. Dr. Guarneri was honored as the ARCS Scientist of the Year in 2009. A highly sought speaker, Dr. Guarneri presents both nationally and internationally and in 2017 presented at the Vatican on Health and the Climate. Dr. Guarneri has been interviewed on many nationally syndicated television shows including The Dr. Oz Show, NBC Today, and PBS Full Focus and To the Contrary. In addition to her responsibilities related to the Company’s first Pneusomnia Center, Dr. Guarneri duties for the Company will include the promotion and expansion of the Company’s Medical Integration Division.

On May 11, 2021, Vivos closed an underwritten follow-on public offering of 4,600,000 shares of its common stock. The offering consisted of 4,000,000 shares of its common stock, as well as an additional 600,000 shares pursuant to the exercise in full of the underwriters’ option to purchase additional shares of common stock, at a public offering price of $6.00 per share. The aggregate gross proceeds to Vivos from the public offering was $27.6 million prior to deducting underwriting discounts, commissions and other estimated offering expenses.

Conference Call

The Company will conduct a conference call today, May 17, 2021 at 5:00 p.m. (Eastern Time) to review the first quarter results as well as provide an overview of the Company’s recent milestones and growth strategy.

To access the conference call, please dial (877) 300-8521, or for international callers, (412) 317-6026. A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 10156469. The replay will be available until May 31, 2021.

A live webcast of the conference call can be accessed on Vivos’ website at https://vivoslife.com/investor-relations/. An online archive of the webcast will be available on the Company’s website for 30 days following the call.

About Vivos Therapeutics, Inc.

Vivos Therapeutics Inc. (NASDAQ: VVOS) is a medical technology company focused on developing and commercializing innovative treatments for adult patients suffering from sleep-disordered breathing, including obstructive sleep apnea (OSA). The Vivos treatment for mild-to-moderate OSA involves customized oral appliances and protocols called the Vivos System. Vivos believes that its Vivos System oral appliance technology represents the first clinically effective non-surgical, non-invasive, non-pharmaceutical and cost-effective solution for people with mild-to-moderate OSA. Vivos oral appliances have proven effective in over 17,000 patients treated worldwide by more than 1,200 trained dentists. Combining technologies and protocols that alter the size, shape and position of the tissues of a patient’s upper airway, the Vivos System opens airway space and significantly reduce symptoms and conditions associated with mild-to-moderate OSA. The Vivos System has been shown to significantly lower Apnea Hypopnea Index scores and improve other conditions associated with OSA. The Vivos Integrated Practice (VIP) program offers dentists training and other value-added services in connection with using the Vivos System.

For more information, visit www.vivoslife.com.

Cautionary Note Regarding Forward-Looking Statements

This press release and statements of the Company’s management made in connection therewith contain “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events, particularly with respect to the public offering described herein. Words such as “may”, “should”, “expects”, “projects,” “intends”, “plans”, “believes”, “anticipates”, “hopes”, “estimates” and variations of such words and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks and are based upon a number of assumptions and estimates, which are inherently subject to significant uncertainties and contingencies, many of which are beyond Vivos’ control. Actual results (including the anticipated benefits of the various Company initiatives described herein, including any future impact on the Company’s results of operations) may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the risk factors described in Vivos’ filings with the Securities and Exchange Commission (“SEC”). Vivos’ filings can be obtained free of charge on the SEC’s website at www.sec.gov. Except to the extent required by law, Vivos expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Vivos’ expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Investor Relations Contact:
Edward Loew
Investor Relations Officer
(602) 903-0095
ed@vivoslife.com

Media Relations Contact:
Caitlin Kasunich / Jenny Robles
KCSA Strategic Communications
(212) 896-1241 / (212) 896-1231
ckasunich@kcsa.com / jrobles@kcsa.com

-Tables Follow-

VIVOS THERAPEUTICS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	March 31, 2021	December 31, 2020
	(Unaudited)
ASSETS

Current assets
Cash and cash equivalents	$14,058,028	$18,205,668
Accounts receivable, net	1,664,834	1,430,890
Current portion of note receivable – related party	84,696	84,696
Prepaid expenses and other current assets	927,627	673,061
Total current assets	16,735,185	20,394,315

Property and equipment, net	1,058,160	871,597
Intangible assets, net	301,690	270,121
Note receivable, net - related party	816,584	810,635
Goodwill	2,671,434	2,671,434
Deposits	370,849	309,367
Total assets	$21,953,902	$25,327,469

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Accounts payable	$869,679	$781,364
Accounts payable – related party	-	1,500,000
Accrued expenses	2,464,278	1,736,721
Contract liability	2,802,353	2,937,992
Current portion of long-term debt	1,159,161	866,972
Total current liabilities	7,295,471	7,823,049

Long-term debt, net of current portion	105,906	423,095
Deferred rent	212,076	163,966
Total liabilities	7,613,453	8,410,110

Commitments and contingencies

Convertible Redeemable Preferred Series A Preferred Stock - $0.0001 par value, 50,000,000 authorized, none issued and outstanding at March 31, 2021 and December 31, 2020, respectively	-	-

Stockholders’ equity
Preferred Stock Series B, nonvoting - $0.0001 par value, 1,200,000 authorized, none issued and outstanding at March 31, 2021 and December 31, 2020, respectively	-	-
Common Stock $0.0001 par value, 200,000,000 shares authorized, 18,212,119 and 18,209,452 issued and outstanding at March 31, 2021 and December 31, 2020, respectively	1,822	1,821
Additional paid-in capital	53,072,597	52,250,266
Accumulated deficit	(38,733,970)	(35,334,728)
Total stockholders’ equity	14,340,449	16,917,359)
Total liabilities and stockholders’ equity	$21,953,902	$25,327,469

VIVOS THERAPEUTICS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations (Unaudited)

	Three months ended March 31,
	2021	2020

Revenue
Product revenue	$1,387,103	$1,492,897
Service revenue	2,060,778	1,703,610
Total revenue	3,447,881	3,196,507
Cost of sales (exclusive of depreciation and amortization shown separately below)	757,996	780,456

Gross profit	2,689,885	2,416,051

Operating expenses
General and administrative	5,059,139	4,232,971
Sales and marketing	860,160	559,836
Depreciation and amortization	177,491	180,968
Total operating expenses	6,096,790	4,973,775

Operating loss before interest (expense) income	(3,406,905)	(2,557,724)

Interest expense	(82)	(43,723)
Interest income	7,745	20,880

Loss before income taxes	(3,399,242)	(2,580,567)

Net loss	(3,399,242)	(2,580,567)

Preferred stock accretion	-	(250,000)

Net loss attributable to common stockholders	$(3,399,242)	$(2,830,567)

Net loss per share attributable to common stockholders (basic and diluted)	$(0.19)	$(0.23)

Weighted average number of shares of Common Stock outstanding (basic and diluted)	18,210,548	12,471,955